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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest reported)    March 10, 2003

Advanced Biotherapy, Inc.

(Exact name of registrant as specified in its chapter)

Delaware (State or other jurisdiction of incorporation)	0-26323 (Commission File Number)	51-0402415 (IRS Employer Identification No.)

6355 Topanga Canyon Boulevard, Suite 510 Woodland Hills, California (Address of principal executive offices)	91367 (Zip Code)

Registrant’s telephone number, including area code   (818) 883-6716

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Item 5. OTHER EVENTS.

     The registrant published a press release on March 5, 2003, which reported the sale by Registrant’s CEO, Edmond Buccellato, of 601,421 shares of Registrant’s common stock to the Company for the purpose of enabling the Company to comply with the Sarbanes-Oxley Act of 2002, which now prohibits loans to directors and officers. The press release further reported that the Registrant’s Board of Directors has authorized the repurchase of an additional 1,002,368 shares of common stock from two directors of the Registrant, subject to completion of a formal agreement between Registrant and the directors.

Item 7. FINANCIAL STATEMENTS AND EXHIBITS

(c)	Exhibits.

Designation	Description of Exhibit
99.1	Press Release, dated March 5, 2002

Signatures

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADVANCED BIOTHERAPY, INC. (Registrant)

Date: March 10, 2003	By:	/s/ Edmond Buccellato Edmond Buccellato, President and CEO

INDEX TO EXHIBITS

Exhibit	Description

99.1	Text of Press Release, dated March 5, 2003